SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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SUNAMERICA SERIES TRUST

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SunAmerica Series Trust

SA T. Rowe Price VCP Balanced Portfolio

P.O. Box 15570

Amarillo, Texas 79105-5570

February 29, 2024

Dear Contract Owner:

You are receiving the enclosed information statement (the “Information Statement”) because we wish to inform you of certain changes to the SA T. Rowe Price VCP Balanced Portfolio (the “Portfolio”), a series of SunAmerica Series Trust (the “Trust”). At a meeting held on December 6, 2023, the Board of Trustees (the “Board”) of the Trust approved a sub-subadvisory agreement (the “Sub-Subadvisory Agreement” or the “New Agreement”) between T. Rowe Price Associates, Inc. (“TRP”), sub-adviser to the Portfolio, and T. Rowe Price Australia Limited (“TRP Australia”). The Sub-Subadvisory Agreement became effective on January 1, 2024.

In connection with the appointment of TRP Australia, there were no changes to the Portfolio’s principal investment strategies or principal investment risks. The appointment of TRP Australia did not result in any change to the advisory fees or expenses payable by the Portfolio.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the Sub-Subadvisory Agreement and TRP Australia.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call the Annuity Service Center at 1-800-445-7862. We thank you for your continued support and investments.

Sincerely,

/s/ John T. Genoy
John T. Genoy
President
SunAmerica Series Trust

SunAmerica Series Trust

P.O. Box 15570

Amarillo, Texas 79105-5570

SA T. Rowe Price VCP Balanced Portfolio

(the “Portfolio”)

INFORMATION STATEMENT

REGARDING A NEW SUB-SUBADVISORY AGREEMENT

FOR THE SA T. ROWE PRICE VCP BALANCED PORTFOLIO

You have received this Information Statement because, on January 1, 2024, you were invested in the Portfolio through a variable annuity or variable life insurance contract policy. You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the decision by the Board of Trustees (the “Board” or the “Trustees”) of SunAmerica Series Trust (the “Trust”) to approve a sub-subadvisory agreement (the “Sub-Subadvisory Agreement” or the “New Agreement”) between T. Rowe Price Associates, Inc. (“TRP”), sub-adviser to the Portfolio, and T. Rowe Price Australia Limited. (“TRP Australia” or the “Sub-Subadviser”). Pursuant to the Sub-Subadvisory Agreement, TRP delegates certain responsibilities for advising the Portfolio to TRP Australia.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

Purpose of the Information Statement

At a meeting held on December 6, 2023 (the “Meeting”), the Board, including a majority of the Trustees who are not “interested persons” of the Trust, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Trustees”), approved the Sub-Subadvisory Agreement between TRP and TRP Australia with respect to the Portfolio. The Sub-Subadvisory Agreement became effective on January 1, 2024.

The Trust has received an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) which allows SunAmerica Asset Management, LLC (“SunAmerica”), subject to certain conditions, to select new subadvisers, replace existing subadvisers or make changes to existing subadvisory contracts without first calling a shareholder meeting and obtaining shareholder approval (the “Order”). The Order requires that within 60 days of entering into a new subadvisory agreement, the Trust must furnish a fund’s shareholders with the same information about the new subadviser and subadvisory agreement that would have been included in a proxy statement. This Information Statement is being provided to you to satisfy this requirement. This Information Statement is being posted on or about February 29, 2024.

The Trust and the Adviser

The Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the “Advisory Agreement”) with SunAmerica on January 1, 1999, as amended from time to time, with the approval of the Board, including a majority of the Independent Trustees. The Advisory Agreement was last approved by the Board, including a majority of the Independent Trustees, at a meeting held on October 12, 2023 (the “October Meeting”).

SunAmerica is a limited liability company organized under the laws of Delaware. SunAmerica is an indirect, wholly owned subsidiary of Corebridge Financial, Inc., which is an indirect, majority-owned subsidiary of American International Group, Inc. (“AIG”) and is located at 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302. As an investment adviser, SunAmerica selects the subadvisers for the Trust’s portfolios, manages certain portfolios, provides various administrative services, and supervises the portfolios’ daily business affairs, subject to oversight by the Trustees. The Advisory Agreement authorizes SunAmerica to retain subadvisers for the portfolios for which it does not manage the assets. SunAmerica selects subadvisers it believes will provide the portfolios with the highest quality investment services. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift (divergence from the stated investment objective or policies), or other considerations.

The subadvisers to the Trust’s portfolios, including TRP, act pursuant to subadvisory agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the portfolios regarding securities to be purchased and sold, selecting broker-dealers, and negotiating commission rates for the portfolios. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SunAmerica, which pays the subadvisers’ fees. The Trust’s portfolios do not pay fees directly to a subadviser.

There were no changes to the Advisory Agreement or SunAmerica’s advisory fees in connection with the approval of the Sub-Subadvisory Agreement. For the fiscal year ended January 31, 2024, the Portfolio paid SunAmerica advisory fees based on its average daily net assets pursuant to the Advisory Agreement as follows:

Advisory Fees	% of Average Daily Net Assets
$10,872,303	0.76%

In connection with the appointment of TRP Australia, there were no changes to the Portfolio’s principal investment strategies or principal investment risks.

The Sub-Subadvisory Agreement

Under the terms of the Sub-Subadvisory Agreement, subject to the supervision of the Board and TRP, as the Portfolio’s sub-subadviser, TRP Australia shall supervise and direct the portion of the Portfolio’s investments as specified by TRP from time to time in accordance with the Portfolio’s investment objective(s), investment strategies, policies, and restrictions as provided in the Portfolio’s prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time and such other limitations as the Portfolio or TRP may impose by notice in writing. In connection therewith, TRP Australia shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the discharge of its obligations and shall formulate and implement a continuing program for the management of the assets and resources of the Portfolio. Among other things, TRP Australia may (1) make discretionary investment decisions to buy, sell, exchange, convert and otherwise trade in any stocks, bonds, and other securities or assets; (2) place orders and negotiate the commissions for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as TRP may select; and (3) generally, perform any other act necessary to enable it to carry out its obligations under the Sub-Subadvisory Agreement.

The Sub-Subadvisory Agreement may be terminated by the Trust or TRP at any time, without the payment of any penalty, upon giving TRP Australia 60 days’ notice, provided that such termination by the Trust or TRP shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the outstanding voting securities of the Portfolio entitled to vote, or by TRP Australia on 60 days’ written notice, and will terminate automatically upon any termination of the subadvisory agreement between SunAmerica and TRP with respect to the Portfolio (the “Subadvisory Agreement”). The Sub-Subadvisory Agreement will also immediately terminate in the event of its assignment. The Sub-Subadvisory Agreement is attached as Exhibit A.

For its services under the Sub-Subadvisory Agreement, TRP may pay TRP Australia an investment management fee, if any, up to, but not more than 60% of the sub-advisory fee paid to TRP under its subadvisory agreement with respect to the Portfolio. TRP Australia is paid out of the subadvisory fees that TRP receives from

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SunAmerica and neither SunAmerica nor the Portfolio is responsible for the payment of any sub-subadvisory fees. Accordingly, approval of the Sub-Subadvisory Agreement is not expected to have any impact on SunAmerica’s profitability.

Factors Considered by the Board

At the Meeting, the Board, including the Independent Trustees, approved the Sub-Subadvisory Agreement between TRP and TRP Australia with respect to the Portfolio.

In connection with the approval of the New Agreement, the Board received materials related to certain factors used in its consideration of whether to approve the New Agreement. The Board considered information regarding TRP Australia, as the Sub-Subadviser, and TRP, as the subadviser to the Portfolio. The factors considered included:

(1)	the requirements of the Portfolio in the areas of investment supervisory and administrative services;

(2)	the nature, extent, and quality of the investment advisory and administrative services expected to be provided by the Sub-Subadviser;

(3)	the size and structure of the sub-subadvisory fees and any other material payments to the Sub-Subadviser;

(4)	the organizational capability and financial condition of the Sub-Subadviser, TRP, and their affiliates;

(5)	the possibility that services of the type required by the Trust might be better obtained from other organizations; and

(6)	the fees to be paid by TRP to TRP Australia for managing the Portfolio.

In addition, the Board considered (a) the conditions and trends prevailing in the economy, the securities markets, and the investment company industry; (b) the profitability of and the amounts retained by SunAmerica with respect to the Portfolio; and (c) information regarding TRP’s compliance and regulatory history. The Board also took into account extensive information from TRP regarding its services provided to the Trust, which materials the Board reviewed at the October Meeting in connection with its consideration of the renewal of the existing subadvisory agreements with respect to the various series of the Trust, including the Subadvisory Agreement.

The Independent Trustees were separately represented by counsel that is independent of SunAmerica, TRP, and TRP Australia in connection with their consideration of approval of the New Agreement. The matters discussed below were also considered separately by the Independent Trustees in executive sessions during which such independent counsel provided guidance to the Independent Trustees.

At the October Meeting, the Board received information regarding the Trust’s subadvisory fees compared to subadvisory fee rates of a group of funds with similar investment strategies and/or objectives, as applicable (the “Subadvised Expense Group/Universe”), as selected and prepared by an independent third-party provider of investment company data. The Board also received performance data and expense information prepared by management. In addition, the Board requested performance and fee/expense information from TRP and/or TRP Australia with respect to accounts and mutual funds that have comparable investment objectives and strategies to the Portfolio, but no such similar funds were identified.

Nature, Extent, and Quality of Services Provided by the Sub-Subadviser. The Board, including the Independent Trustees, considered the nature, quality, and extent of services expected to be provided by TRP Australia. In

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making its evaluation, the Board considered that SunAmerica acts as an adviser for the Portfolio, manages the daily business affairs of the Trust, obtains and evaluates economic, statistical, and financial information to formulate and implement investment policies, and provides oversight with respect to the daily management of the Portfolio’s assets, subject to the Trustees’ oversight and control. It was also noted that SunAmerica’s advisory fees compensate SunAmerica for services such as monitoring portfolio performance, selecting and replacing subadvisers, determining asset allocations among each series of the Trust, and ensuring that a subadviser’s style adheres to the prospectus and statement of additional information as well as other administrative, compliance and legal services or requirements.

With respect to TRP Australia, the Board noted that TRP Australia would be responsible for assisting TRP in providing day-to-day investment management services to the Portfolio, subject to the direct supervision of TRP. The Board considered that to the extent that TRP may delegate certain of its duties to TRP Australia pursuant to the New Agreement, any such delegation by TRP will in no way relieve TRP of its duties and obligations under the Subadvisory Agreement, and all such duties and obligations under the Subadvisory Agreement will remain the sole responsibility of TRP as if no such delegation had occurred.

The Board reviewed TRP Australia and TRP’s history, structure and size, and investment experience. The Board was informed that in management’s judgment, TRP Australia has the size, viability, and resources to attract and retain highly qualified investment professionals. The Board reviewed the qualifications, background, and responsibilities of the staff of TRP Australia who would be responsible for providing investment management services to the Portfolio. The Board also considered that the investment strategies and techniques utilized by the investment team will not change as a result of the New Agreement.

The Board also reviewed and considered TRP’s and TRP Australia’s compliance and regulatory history, including information about whether it has been involved in any litigation, regulatory actions, or investigations that could impair TRP Australia’s ability to serve as sub-subadviser to the Portfolio. The Board considered TRP’s and TRP Australia’s risk assessment and risk management processes. The Board concluded that there was no information provided that would have a material adverse effect on TRP Australia’s ability to provide services to the Trust.

The Board concluded that it was satisfied with the nature, quality, and extent of the services expected to be provided by TRP Australia and that there was a reasonable basis on which to conclude that TRP Australia would provide high-quality services to the Trust.

Portfolio Fees and Expenses; Investment Performance. At the October Meeting, the Board, including the Independent Trustees, received and reviewed information regarding the Portfolio’s subadvisory fees (actual and contractual) compared against such fees of its Subadvised Expense Group/Universe. It was noted that with respect to subadvisory fees, SunAmerica negotiates such fees at arm’s length. The Board also considered that the subadvisory fees are paid by SunAmerica out of its advisory fee and not by the Portfolio and that subadvisory fees may vary widely within a Subadvised Expense Group/Universe for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. The Board also considered that the sub-subadvisory fees to be paid under the New Agreement will be paid by TRP out of its subadvisory fees, noting further that there will be no change in the management fee paid by the Portfolio to SunAmerica. The Board determined that these amounts payable to TRP Australia under the New Agreement were reasonable in light of the services performed by TRP Australia.

The Board noted that in considering the reasonableness of the subadvisory fees payable to TRP under the Subadvisory Agreement at the October Meeting, it had received a report prepared independently by Broadridge Financial Solutions, Inc. (“Broadridge”), as well as information provided by management. The Board further noted that it had requested information regarding advisory and subadvisory fees received by TRP Australia or TRP, as well as performance data, with respect to any other mutual funds or other accounts managed by TRP Australia or TRP with similar investment objectives and/or strategies to the Portfolio, as applicable, but no such similar funds were identified.

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On a quarterly basis, the Board monitors and reviews various materials presented and prepared by management, including but not limited to the Portfolio’s overall performance, performance relative to the Portfolio’s benchmark and Morningstar and Broadridge peer groups, and a subadviser’s performance within a portfolio. The Board also considered that management makes particular note of any portfolio that may require closer monitoring or potential corrective action by the Board. The Board noted that the expense and performance information as a whole was useful in assessing whether TRP Australia will provide services at a cost that is competitive with other similar funds.

Profitability, Economies of Scale, and Other Benefits Derived. The Board considered that the sub-subadvisory fees to be paid pursuant to the New Agreement will be paid by TRP and not by the Portfolio. The Board determined that the profitability to TRP Australia in connection with its relationship with the Portfolio is therefore not a material factor in its consideration of the New Agreement.

The Board noted that it had considered information regarding economies of scale expected to be achieved by the Trust in connection with its consideration of the renewal of the Subadvisory Agreement at the October Meeting. The Board also considered other potential indirect benefits to TRP Australia as a result of its relationship with the Portfolio, which could include research benefits obtained by trading the Portfolio’s assets, economies of scale, reputational benefits, and the potential for future mandates. For similar reasons as stated above with respect to TRP Australia’s profitability, the Board concluded that the potential for economies of scale and other indirect benefits to TRP Australia in its management of the Portfolio is not a material factor in its consideration at this time.

Terms of New Agreement. The Board, including the Independent Trustees, reviewed the terms and conditions of the New Agreement, including the duties and responsibilities undertaken by TRP Australia as discussed above.

Conclusions. In reaching its decision to recommend the approval of the New Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered and each Trustee attributed different weight to the various factors. Based upon the materials it reviewed, the representations made to it and the considerations described above, and as part of their deliberations, the Board, including the Independent Trustees, concluded that TRP Australia possesses the capability and resources to perform the duties required of it under the New Agreement.

Further, based upon its review of the New Agreement, the materials provided, and the considerations described above, the Board, including the Independent Trustees, concluded that: (1) the terms of the New Agreement are reasonable, fair and in the best interests of the Portfolio and its shareholders, and (2) the sub-subadvisory fee rate is fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.

Information about TRP Australia

TRP Australia, located at Level 28, Governor Phillip Tower, 1 Farrer Place, Sydney NSW 2000, Australia, is an investment adviser registered under the Investment Advisers Act of 1940 and a wholly owned subsidiary of TRP International, which is a wholly owned subsidiary of TRP, which itself is a wholly-owned subsidiary of T. Rowe Price Group, Inc. As of December 31, 2023, TRP, and its investment advisory affiliates, had approximately $ 1.445 trillion in assets under management.

The following chart lists TRP Australia’s principal executive officers and directors and their principal occupations. The business address of each officer and director as it relates to that person’s position with TRP Australia is Level 28, Governor Phillip Tower, 1 Farrer Place, Sydney NSW 2000, Australia.

Name and Address	Principal Occupation
Elsie Oi Sze Chan	Director
Riki Chao	Chief Compliance Officer
Darren R. Hall	Chair of the Board and Director
Randal Spero Jenneke	Director

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No Trustee of the Trust has owned any securities or has had any material interest in, or a material interest in a material transaction with, TRP Australia or its affiliates since the beginning of the Portfolio’s most recent fiscal year. No officers or Trustees of the Trust are officers, employees, directors, general partners, or shareholders of TRP Australia.

TRP Australia provides investment advisory or sub-advisory services, as applicable, to other mutual funds and/or institutional accounts. None of these other mutual funds and/or institutional accounts have investment strategies or objectives similar to that of the Portfolio.

Ownership of Shares

As of February 6, 2024, there were approximately 129,810,925.10 shares outstanding in the Portfolio. As of February 6, 2024, all shares of the Portfolio were owned directly by the separate accounts of American General Life Insurance Company (“AGL”), The United States Life Insurance Company of The City of New York (“USL”), and/or The Variable Annuity Life Insurance Company (“VALIC”) or affiliated mutual funds. The following shareholders directly owned 5% or more of the Portfolio’s outstanding shares as of such date:

Class	Owner	Shares	Percentage

Class 1	AGL	22,183.26	100%

Class 3	AGL	114,078,036.06	87.90%

Class 3	USL	11,800,114.98	9.09%

Class 3	VALIC	3,910,590.80	3.01%

AGL is a stock life insurance company organized under the laws of the state of Texas and its address is 2727-A Allen Parkway, Houston, Texas 77019. USL is a stock life insurance company organized under the laws of the state of New York and its address is One World Financial Center, 200 Liberty Street, New York, New York 10281.

Shareholders that own of record or beneficially more than 25% of the Portfolio’s outstanding shares may be considered a controlling person. As of February 6, 2024, to the knowledge of the Trust, no other person beneficially or of record owned 25% or more of any class of the Portfolio’s outstanding shares.

The Trustees and officers of the Trust as a group owned an aggregate of less than 1% of the shares of the Portfolio as of February 6, 2024.

Brokerage Commissions

The Portfolio did not pay brokerage commissions to affiliated broker-dealers for the fiscal year ended January 31, 2024.

Other Service Providers

For the fiscal year ended January 31, 2024, the Portfolio paid an aggregate amount of $245,962 in account maintenance and service fees to AGL, USL, and VALIC, each of which is an affiliate of SunAmerica. In addition, the Portfolio paid $3,089 to VALIC Retirement Services Company (“VRSCO”) for transfer agency services during the period. VRSCO is also an affiliate of SunAmerica and is located at 2929 Allen Parkway, Houston, Texas 77019. Corebridge Capital Services, Inc. (“CCS”) (formerly known as AIG Capital Services, Inc.) distributes the Portfolio’s shares and incurs the expenses of distributing the Portfolio’s shares under a Distribution Agreement. CCS is located at 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302. SunAmerica, AGL, USL, VALIC, VRSCO, and CCS are each indirect, majority-owned subsidiaries of AIG.

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Shareholder Reports

Copies of the most recent annual and semi-annual reports of the Portfolio are available without charge and may be obtained by writing to the Trust at P.O. Box 15570, Amarillo, Texas 79105-5570, Attn: Annuity Service Center or by calling (800) 445-7862.

Shareholder Proposals

The Trust is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Kathleen D. Fuentes, Esq., Secretary of SunAmerica Series Trust, 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302.

By Order of the Board of Trustees,

/s/ John T. Genoy
John T. Genoy President SunAmerica Series Trust

Dated: February 29, 2024

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EXHIBIT A

INVESTMENT SUBADVISORY AGREEMENT

Between

T. ROWE PRICE ASSOCIATES, INC.

and

T. ROWE PRICE AUSTRALIA LIMITED

This INVESTMENT SUBADVISORY AGREEMENT (the “Agreement”), is dated as of January 1, 2024, and entered into by and between T. Rowe Price Associates, Inc. (the “Adviser”), a corporation organized and existing under the laws of the State of Maryland, United States of America with its principal office at 100 East Pratt Street, Baltimore, Maryland 21202, United States and T. Rowe Price Australia Limited (the “Subadviser” or “TRP Australia”), a wholly owned subsidiary of T. Rowe Price International Ltd which itself is a wholly owned subsidiary of the Adviser and an Australian public company limited by shares organized and existing under the laws of Australia with its principal office at Level 28, Governor Phillip Tower, 1 Farrer Place, Sydney NSW 2000, Australia.

WHEREAS, the Adviser has entered into a separate investment subadvisory agreement (the “Subadvisory Agreement”) dated January 13, 2016, as amended from time to time with SunAmerica Asset Management, LLC (the “Company”) with respect to the company listed on Schedule 1 (the “Fund”), a series of the SunAmerica Series Trust (the “Trust”) and engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”);

WHEREAS, the Adviser is engaged principally in the business of rendering investment supervisory services and is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (“Adviser Act”);

WHEREAS, the Subadviser is engaged in the business of, among other things, rendering discretionary investment management services and is registered with the SEC as an investment adviser under the Adviser Act and also holds an Australian Financial Services License issued by the Australian Securities & Investments Commission (ASIC);

WHEREAS, the Adviser is authorized under the Subadvisory Agreement to obtain such information, advice, or assistance as the Adviser may deem necessary, appropriate, or convenient for the discharge of its obligations under such agreement; and

WHEREAS, the Adviser desires to retain the Subadviser to furnish certain investment advisory services to the Adviser and the Fund pursuant to this Agreement, and the Subadviser is willing to furnish such services.

NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

1.   Appointment. The Adviser hereby appoints the Subadviser to furnish certain investment advisory services with respect to the Fund for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.   Duties of the Subadviser.

A. Investment Subadvisory Services. Subject to the supervision of the Fund’s Board of Trustees (“Board”), the Company, and the Adviser, the Subadviser shall act as the investment subadviser and shall supervise and direct the investments of the Fund specified by the Adviser from time to time in accordance with the Fund’s investment objective(s), investment strategies, policies, and restrictions as provided in the Fund’s Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the “Prospectus”), and such other limitations as the Fund may impose by notice in writing to the Adviser or the Adviser may impose by notice in writing to the Subadviser. The Subadviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Fund allocated to the Subadviser in a manner consistent with the Fund’s investment objective(s), investment strategies, policies, and restrictions. In furtherance of this duty, the Subadviser, on behalf of the Fund is authorized to:

(1) make discretionary investment decisions to buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds, and other securities or assets;

(2) place orders and negotiate the commissions for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters, or issuers as the Subadviser may select or instruct the Affiliated Trading Desk (as defined below) to do so on behalf of the Subadviser, as applicable;

(3) vote proxies, exercise conversion or subscription rights, and respond to tender offers and other consent solicitations with respect to the issuers of securities in which Fund assets may be invested provided such materials have been forwarded to the Subadviser in a timely fashion by the Fund’s custodian;

(4) instruct the Fund’s custodian to deliver for cash received, securities or other cash and/or securities instruments sold, exchanged, redeemed, or otherwise disposed of from the Fund, and to pay cash for securities or other cash and/or securities instruments delivered to the custodian and/or credited to the Fund upon acquisition of the same for the Fund;

(5) generally, perform any other act necessary to enable the Subadviser to carry out its obligations under this Agreement or as agreed upon with the Adviser.

The Adviser agrees that Subadviser may delegate trading execution and related reporting functions to the trading desk of an affiliate (“Affiliated Trading Desk”).

B. Personnel, Office Space, and Facilities of the Subadviser. The Subadviser at its own expense shall furnish or provide and pay the cost of such office space, office equipment, office personnel, and office services as it requires in the performance of its investment advisory and other obligations under this Agreement.

C. Further Duties of the Subadviser. In all matters relating to the performance of this Agreement, the Subadviser shall act in conformity with the Trust’s Agreement and Declaration of Trust, By-Laws, and the Fund’s currently effective Registration Statement (as defined below) and with the written instructions and directions of the Board and the Adviser, and shall comply with the applicable requirements of the 1940 Act, the Advisers Act, the rules thereunder, and any other applicable United States, state or foreign laws and regulations. The Subadviser shall at all times perform its duties with good care as a prudent manager and exercise its authority under this Agreement faithfully for the benefit of the Adviser, the Company, and the Fund.

3.   Compensation. For the services provided and the expenses assumed by the Subadviser pursuant to this Agreement, the Adviser may pay the Subadviser an investment management fee, if any, up to, but not more than 60% of the management fee paid to the Adviser under its Subadvisory Agreement with the Company.

4.   Duties of the Adviser.

A. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Subadvisory Agreement and shall have responsibility for all services provided to the Fund by the Subadviser to the same extent as if such services were provided directly by the Adviser to the Fund. The Adviser shall oversee and review the Subadviser’s performance of its duties under this Agreement.

B. The Adviser will furnish the Subadviser with copies of each of the following documents and any future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:

(1) The Trust’s Agreement and Declaration of Trust, as amended from time to time;

(2) The By-Laws of the Company as in effect on the date hereof and as amended from time to time (“By-Laws”);

(3) Certified resolutions of the Fund’s Board authorizing the appointment of the Adviser and the Subadviser and approving the form of the Subadvisory Agreement and this Agreement;

(4) The Fund’s Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A, as filed with the SEC relating to the Fund and its shares and all amendments thereto (“Registration Statement”);

(5) The Notification of Registration of the Fund under the 1940 Act on Form N-8A as filed with the SEC and any amendments thereto;

(6) The Fund’s Prospectus (as defined above); and

(7) A certified copy of any financial statement or report prepared for the Fund by certified or independent public accountants, and copies of any financial statements or reports made by the Fund to its shareholders or any governmental body or securities exchange.

The Adviser shall furnish the Subadviser with any further documents, materials, or information that the Subadviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

5.   Brokerage.

A. The Subadviser agrees that, in placing orders with broker-dealers for the purchase or sale of portfolio securities, it shall attempt (or instruct the Affiliated Trading Desk to do so, as applicable) to obtain best execution at competitive commission rates; provided that, on behalf of the Fund, the Subadviser or the Affiliated Trading Desk, as applicable, may, in its discretion and consistent with its fiduciary duty, agree to pay a broker-

dealer that furnishes brokerage, execution or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”), a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if the Subadviser or the Affiliated Trading Desk, as applicable determines in good faith that such commission is reasonable in relation to the brokerage, execution and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Subadviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). In no instance will portfolio securities be purchased from or sold to the Subadviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. It is understood by the parties hereto that the best execution is evaluated based on various factors, including but not limited to, commission costs.

B. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser or the Affiliated Trading Desk, as applicable, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser or the Affiliated Trading Desk in the manner the Subadviser or the Affiliated Trading Desk considers to be the most equitable and consistent with its fiduciary obligations to the Fund and its other clients.

6.   Ownership of Records. The Subadviser shall maintain all books and records pertaining to investment decisions made by the Subadviser irrespective of whether the investment decisions are made based on its own discretionary investment judgment or made based on a request by the Adviser and notified to the Subadviser, which is required to be maintained by it pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Fund. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees (i) that all records that it maintains for the Fund are the property of the Fund, (ii) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act, and (iii) agrees to surrender promptly to the Fund any records that it maintains for the Fund upon request by the Fund; provided, however, the Subadviser may retain copies of such records.

7.   Reports. The Subadviser shall furnish to the Board, the Company or the Adviser, or each of them, as appropriate, such information, reports, evaluations, analyses, and opinions as the Subadviser and the Board, the Company or the Adviser, as appropriate, may mutually agree upon from time to time.

8.   Services to Others Clients. Nothing contained in this Agreement shall limit or restrict (i) the freedom of the Subadviser, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of the Subadviser, who may also be a director, officer, or employee of the Company, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

9.   The Subadviser’s Use of the Services of Others. The Subadviser may (at its cost except as contemplated by Paragraph 5 of this Agreement) employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations, including affiliates of the Subadviser, for the purpose of providing the Subadviser or the Adviser or the Company or the Fund, as appropriate, with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice, or assistance as the Subadviser may deem necessary, appropriate, or convenient for the discharge of its obligations hereunder or otherwise helpful to the Adviser or the Company or the Fund, as appropriate, or in the discharge of its overall responsibilities with respect to the other accounts that it serves as investment manager or counselor.

10.   Limitation of Liability of the Subadviser. Neither the Subadviser nor any of its officers, directors, or employees, nor any person performing executive, administrative, trading, or other functions for the Company, the Adviser, the Fund (at the direction or request of the Subadviser) or the Subadviser in connection with the Subadviser’s discharge of its obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for (i) any error of judgment or mistake of law or for any loss suffered by the Company, the Adviser or the Fund or (ii) any error of fact or mistake of law contained in any report or data provided by the Subadviser, except for any error, mistake or loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its or his duties on behalf of the Company or Fund or from reckless disregard by the Subadviser or any such person of the duties of the Subadviser pursuant to this Agreement.

11.   Representations of the Subadviser. The Subadviser represents, warrants, and agrees as follows:

A. The Subadviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act, or other applicable law or regulation from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal, state or foreign law requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Adviser of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

B. The Subadviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, a compliance program complying with the requirements of Rule 206(4)-7 under the Advisers Act, and if it has not already done so, will provide the Adviser and the Company with a copy of such code of ethics and its compliance policies and procedures, together with evidence of its adoption.

C. The Subadviser will provide the Adviser and the Fund with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Adviser and the Fund.

12.   Representation of the Adviser. The Adviser represents and warrants that it is (i) registered with the SEC as an investment adviser under the Advisers Act; and (ii) not a retail client for the purpose of section 761G(6) of the Corporations Act.

13.   Term of Agreement. This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved by a vote of a majority of those trustees of the Fund who are not parties to this Agreement or interested persons of any such party. Unless sooner terminated as provided herein, this Agreement shall continue in effect for a period of two years from the effective date hereof. Thereafter, this Agreement shall continue in effect from year to year, with respect to the Fund, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation is specifically approved at least annually (a) by the Board, including by vote of a majority of the trustees of the Fund who are not parties to this Agreement or interested persons of any such party; and (b) the Subadviser has not notified the Adviser and the Fund, in writing, at least 60 days prior to such approval that it does not desire such continuation. The Subadviser shall furnish to the Fund, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

14.   Termination of Agreement. Notwithstanding the foregoing, this Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by a vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on at least 60 days prior written notice to the Subadviser. This Agreement may also be terminated by the Adviser: (i) on at least 60 days prior written notice to the Subadviser, without the payment of any penalty; (ii) upon material breach by the Subadviser of any of the representations and warranties set forth in Paragraph 11 of this Agreement, if such breach shall not have been cured within a 20-day period after notice of such breach; or (iii) if the Subadviser becomes unable to discharge its duties and obligations under this Agreement. The Subadviser may terminate this Agreement with respect to the Fund at any time, without the payment of any penalty, on at least 60 days’ prior notice to the Adviser and the Fund. This Agreement shall terminate automatically and immediately in the event of its assignment or upon termination of the Subadvisory Agreement.

15.   Amendment of Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no material amendment of this Agreement shall be effective except as permitted by law including, if required by the 1940 Act, being approved by a vote of a majority of the Fund’s trustees who are not parties to this Agreement or interested persons of any such party.

16.   Miscellaneous.

A. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Maryland without giving effect to the conflicts of laws principles thereof and the 1940 Act. To the extent that the applicable laws of the State of Maryland conflict with the applicable provisions of the 1940 Act, the latter shall control.

B. Captions. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

C. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

D. Interpretation. Nothing herein contained shall be deemed to require the Trust to take any action contrary to the Trust’s Agreement and Declaration of Trust, the By-Laws of the Trust, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund.

E. Counterparts; Electronically Transmitted Documents and Signatures. The parties may execute this Agreement in one or more counterparts, each of which is deemed an original and all of which together constitute one and the same instrument. The parties may deliver this Agreement, including signature pages, by original or digital signatures, or facsimile or emailed PDF transmissions, and the parties hereby adopt any documents so received as original and having the same effect as physical delivery of paper documents bearing the original signature.

F. Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” broker,” “investment adviser,” “net assets,” “sale,” “sell,” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether, of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized signatories as of the date and year first above written.

Attest:	T. ROWE PRICE ASSOCIATES, INC.

/s/ Kathryn Spencer	By: /s/ Terence Baptiste
Name: Kathryn Spencer	Name: Terence Baptiste
Title: Assistant Vice President	Title: Vice President

Attest:	T. ROWE PRICE AUSTRALIA LIMITED

/s/ Haruko Inose	By: /s/ Larry Siu
Name: Haruko Inose	Name: Larry Siu
Title: Sr. Administrative Assistant	Title: Vice President

SCHEDULE 1

As of January 1, 2024

Name of Fund	Effective Date

SA T. Rowe Price VCP Balanced Portfolio	January 1, 2024

SunAmerica Series Trust

P.O. Box 15570

Amarillo, Texas 79105-5570

SA T. Rowe Price VCP Balanced Portfolio

(the “Portfolio”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this

Notice is available at

CorebridgeFinancial.com/InformationStatements

This Notice is to inform you that an information statement (the “Information Statement”) regarding the approval of a sub-subadvisory agreement is now available at the website referenced above. The Portfolio is a series of SunAmerica Series Trust (the “Trust”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access our website to review a complete copy of the Information Statement, which contains important information about the new sub-subadvisory agreement.

As discussed in the Information Statement, at a meeting held on October 12, 2023, the Board of Trustees (the “Board”) of the Trust, including a majority of the trustees who are not “interested persons” of the Trust (“Independent Trustees”), as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), approved a sub-subadvisory agreement (the “Sub-Subadvisory Agreement”) between T. Rowe Price Associates, Inc. (“TRP”), sub-adviser to the Portfolio, and T. Rowe Price Australia Limited (“TRP Australia”). The Sub-Subadvisory Agreement became effective on January 1, 2024.

The Trust has received an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) which allows SunAmerica Asset Management, LLC (“SunAmerica”), subject to certain conditions, to select new subadvisers, replace existing subadvisers or make changes to existing subadvisory contracts without first calling a shareholder meeting and obtaining shareholder approval (the “Order”). The Order requires that within 60 days of entering into a new subadvisory agreement, the Trust must furnish a fund’s shareholders with the same information about the new subadviser and subadvisory agreement that would have been included in a proxy statement. This Information Statement is being provided to you to satisfy this requirement.

This Notice is being mailed on or about February 29, 2024, to all participants in a contract who were invested in the Portfolio as of the close of business on January 1, 2024. A copy of the Information Statement will remain on our website until at least February 29, 2025, and contract owners can request a complete copy of the Information Statement until such time.

You can obtain a paper copy of the complete Information Statement, without charge, by writing the Trust at P.O. Box 15570, Amarillo, Texas 79105-5570, Attn: Annuity Service Center, or by calling (800) 445-7862. You can request a complete copy of the Information Statement until February 29, 2025. To ensure prompt delivery, you should make your request no later than such date. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.